Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Scott A. Kingsley, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES FIRST QUARTER 2024 RESULTS

NORWICH, NY (April 22, 2024) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three months ended March 31, 2024.

Net income for the three months ended March 31, 2024 was $33.8 million, or $0.71 per diluted common share, compared to $33.7 million, or $0.78 per diluted common share, for the three months ended March 31, 2023, and $30.4 million, or $0.64 per diluted common share, for the fourth quarter of 2023. Operating diluted earnings per share1, a non-GAAP measure, which excludes acquisition expenses, acquisition-related provision for credit losses, securities gains (losses) and an impairment of a minority interest equity investment, net of tax, was $0.68 for the first quarter of 2024, compared to $0.88 for the first quarter of 2023 and $0.72 for the fourth quarter of 2023.

CEO Comments

“NBT reported solid results for the quarter despite the ongoing challenges presented by the interest rate environment. Our resilient balance sheet is the foundation that allows our team to execute on our growth strategies across our markets. Our fee-based businesses continued to grow, providing diversified revenue streams that generated 31% of total revenues,” said NBT President and CEO John H. Watt, Jr. “NBT is poised to participate in the transformational growth that will occur in our core Upstate NY markets as the result of multiple game-changing investments in semiconductor manufacturing, including the recently announced $6.1 billion grant Micron Technology will receive under the CHIPS & Science Act that will, in part, support its plans to invest as much as $100 billion, over the next ten years, in a new complex of semiconductor chip manufacturing plants near Syracuse.”

First Quarter 2024 Financial Highlights

Net Income	◾	Net income of $33.8 million and diluted earnings per share of $0.71
	◾	Operating net income of $32.1 million and diluted operating earnings per share of $0.68[1]
Net Interest Income / NIM	◾	Net interest income on a fully taxable equivalent (“FTE”) basis was $95.8 million[1]
	◾	Net interest margin (“NIM”) on an FTE basis was 3.14%[1], down 1 basis point (“bps”) from the prior quarter
	◾	Included in FTE net interest income was $2.5 million of acquisition-related net accretion consistent with fourth quarter of 2023
	◾	Earning asset yields of 4.84% were up 5 bps from the prior quarter
	◾	Total cost of funds of 1.79% was up 7 bps from the prior quarter
Noninterest Income	◾	Noninterest income was $43.2 million, or 31.2% of total revenues, excluding net securities gains (losses)
Loans and Credit Quality	◾	Period end total loans of $9.69 billion as of March 31, 2024, up $37.4 million, or 1.6% annualized, from December 31, 2023
	◾	Net charge-offs to average loans were 0.19% annualized
	◾	Nonperforming loans to total loans were 0.39%, compared to 0.39% in the prior quarter and 0.23% for the first quarter of 2023
	◾	Allowance for loan losses to total loans was 1.19%
Deposits	◾	Deposits were $11.20 billion as of March 31, 2024, up $226.3 million, or 2.1%, from December 31, 2023
	◾	Total cost of deposits was 1.61% for the first quarter of 2024, up 10 bps from the fourth quarter
	◾	Full cycle to-date deposit beta of 30%
	◾	Composition of total deposits is diverse and granular with over 561,000 accounts with an average per account balance of $19,947
Capital	◾	Stockholders’ equity was $1.44 billion as of March 31, 2024
	◾	Tangible book value per share[2] was $22.07 at March 31, 2024
	◾	Tangible equity to assets of 7.98%[1]
	◾	CET1 ratio of 11.68%; Leverage ratio of 10.09%

Loans

◾	Period end total loans were $9.69 billion at March 31, 2024, $9.65 billion at December 31, 2023 and $8.26 billion at March 31, 2023.
◾
Period end total loans increased $37.4 million from December 31, 2023. Total commercial loans increased $19.0 million to $5.00 billion; and total consumer loans increased $18.3 million to $4.69 billion. Excluding the other consumer and residential solar portfolios that are in a planned run-off status, period end loans increased $77.9 million, or 3.6% annualized.

◾	Commercial line of credit utilization rate was 21% at March 31, 2024, compared to 20% at December 31, 2023 and 22% at March 31, 2023.

Deposits

◾
Total deposits at March 31, 2024 increased $226.3 million to $11.20 billion, compared to $10.97 billion at December 31, 2023. The increase in deposits was primarily due to the inflow of seasonal municipal deposits during the quarter. The Company continued to experience incremental migration from noninterest bearing and low interest checking and savings accounts into higher cost money market and time deposit instruments.

◾	The loan to deposit ratio was 86.5% at March 31, 2024, compared to 88.0% at December 31, 2023.

Net Interest Income and Net Interest Margin

◾
Net interest income for the first quarter of 2024 was $95.2 million, which was down $4.0 million, or 4.0%, from the fourth quarter of 2023 and up $0.1 million, or 0.1%, from the first quarter of 2023. The decrease in net interest income from the fourth quarter of 2023 resulted from the decrease in short-term interest-bearing accounts and the interest earned on those accounts and one less day in the first quarter of 2024 compared to the fourth quarter 2023.

◾
The NIM on an FTE basis for the first quarter of 2024 was 3.14%, a decrease of only 1 bp from the fourth quarter of 2023, driven by an increase in the cost of interest-bearing deposits and a decrease in average balance of noninterest-bearing demand deposit accounts, partly offset by lower average balances of short-term borrowings and an increase in average earning asset yields. The NIM on an FTE basis decreased 41 bps from the first quarter of 2023 due to the increase in the cost of interest-bearing deposits, partially offset by lower average balances of short-term borrowings, higher earning asset yields and the impact of acquisition-related net accretion.

◾
Earning asset yields for the three months ended March 31, 2024 increased 5 bps from the prior quarter to 4.84% and increased 58 bps from the same quarter in the prior year. Loan yields for the three months ended March 31, 2024 increased 7 bps from the prior quarter to 5.54% and increased 54 bps from the same quarter in the prior year. Average earning assets decreased $290.4 million, or 2.3%, from the fourth quarter of 2023 due to the decrease in the average balance of short-term interest-bearing accounts. Average earning assets grew $1.36 billion, or 12.5%, from the first quarter of 2023 due to the Salisbury Bancorp, Inc. (“Salisbury”) acquisition and organic loan growth.

◾
Total cost of deposits, including noninterest bearing deposits, was 1.61% for the first quarter of 2024, an increase of 10 bps from the prior quarter and an increase of 114 bps from the same period in the prior year. For the month of March, the total costs of deposits was 1.64%.

◾
Total cost of funds for the three months ended March 31, 2024 was 1.79%, up 7 bps from the prior quarter and up 104 bps from the first quarter of 2023. For the month of March, the total cost of funds was 1.80%.

Asset Quality and Allowance for Loan Losses

◾
Net charge-offs to total average loans for the first quarter of 2024 was 19 bps compared to 22 bps in the prior quarter. Net charge-offs for the portfolios in a planned run-off status represented the majority of total net charge-offs for the quarter.

◾	Nonperforming assets to total assets were 0.28% at both March 31, 2024 and December 31, 2023.
◾	Provision expense for the three months ended March 31, 2024 was $5.6 million, compared to $5.1 million for the fourth quarter of 2023.
◾	The allowance for loan losses was $115.3 million, or 1.19% of total loans, at March 31, 2024, consistent with $114.4 million, or 1.19% of total loans at December 31, 2023.
◾	The reserve for unfunded loan commitments was $4.7 million at March 31, 2024, compared to $5.1 million at December 31, 2023.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $43.2 million for the three months ended March 31, 2024, up $5.2 million, or 13.8%, from the fourth quarter of 2023, and $6.8 million higher, or 18.7%, from the first quarter of 2023.

◾
Retirement plan administration fees were up $3.1 million from the prior quarter and were $2.8 million higher than the first quarter of 2023. The increase from the prior quarter, as expected, was due to certain seasonal activity-based fees in the first quarter, organic growth and positive market performance. The increase from the first quarter of 2023 included the impact from the acquisition of Retirement Direct, LLC on July 1, 2023, organic growth and market performance.

◾
Wealth management fees were up $0.5 million from the prior quarter and were $1.6 million higher than the first quarter of 2023. The increase from the prior quarter was driven by organic growth and favorable market performance. The increase from the first quarter of 2023 was driven by the addition of Salisbury revenues, organic growth and market performance.

◾
Insurance services were up $0.7 million from the prior quarter and were $0.5 million higher than the first quarter of 2023 due to organic growth, higher levels of policy renewals and first quarter seasonality.

◾
In the first quarter of 2023, the Company incurred a $5.0 million ($0.09 per diluted share) securities loss on the write-off of an available for sale corporate debt security from a financial institution that failed. In the first quarter of 2024, the Company sold the previously written-off subordinated debt security and recognized a gain of $2.3 million ($0.04 per diluted share).

Noninterest Expense

◾
Total noninterest expense was $91.8 million for the first quarter of 2024 compared to $92.8 million for the fourth quarter of 2023 and $79.3 million for the first quarter of 2023. Total noninterest expense, excluding $0.3 million of acquisition expenses in the fourth quarter of 2023 and $0.6 million of acquisition expenses in the first quarter of 2023, and the $4.8 million impairment of a minority interest equity investment in the fourth quarter of 2023, increased 4.6% compared to the previous quarter and increased 16.6% from the first quarter of 2023.

◾
Salaries and benefits increased 11.4% from the prior quarter driven by higher incentive compensation costs, seasonally higher payroll taxes and stock-based compensation expenses and merit pay increases which were effective in March. The 15.7% increase from the first quarter of 2023 was driven by the impact of the Salisbury acquisition and higher stock-based compensation expenses.

◾
Occupancy costs increased from the prior quarter and the first quarter of 2023 driven by seasonal costs on a linked quarter basis including utilities expenses, timing of maintenance activities and additional expenses from the Salisbury acquisition.

◾	Professional fees and outside services decreased from the prior quarter due to timing of initiatives and increased from the first quarter of 2023 driven by the Salisbury acquisition.
◾	Amortization of intangible assets increased $1.6 million from the first quarter of 2023 primarily due to the amortization of intangible assets related to the Salisbury acquisition.
◾	The decrease in other expenses was $1.2 million compared to the fourth quarter 2023 due primarily to timing of expenses including travel and advertising.

Income Taxes

◾	The effective tax rate was 21.7% for the first quarter of 2024 which was down from 23.5% for the fourth quarter of 2023 and 22.2% for the first quarter of 2023.

Capital

◾	Tangible common equity to tangible assets[1] was 7.98% at March 31, 2024. Tangible book value per share[2] was $22.07 at March 31, 2024, $21.72 at December 31, 2023 and $21.52 at March 31, 2023.
◾
Stockholders’ equity increased $15.7 million from December 31, 2023 driven by net income generation of $33.8 million, partially offset by dividends declared of $15.1 million and a $3.6 million increase in accumulated other comprehensive loss driven by the change in the market value of securities available for sale.

◾	March 31, 2024, CET1 capital ratio of 11.68%, leverage ratio of 10.09% and total risk-based capital ratio of 14.87%.

Stock Repurchase

◾
The Company purchased 1,900 shares of its common stock during the first quarter of 2024 at an average price of $33.03 per share under its previously announced share repurchase program. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes. As of March 31, 2024, there were 1,998,100 shares available for repurchase under this plan.

Conference Call and Webcast

The Company will host a conference call at 10:00 a.m. (Eastern) Tuesday, April 23, 2024, to review the first quarter 2024 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $13.44 billion at March 31, 2024. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 154 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; and (20) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Profitability (reported)
Diluted earnings per share	$0.71	$0.64	$0.54	$0.70	$0.78
Weighted average diluted common shares outstanding	47,370,145	47,356,899	45,398,937	43,126,498	43,125,986
Return on average assets[3]	1.02%	0.89%	0.76%	1.02%	1.16%
Return on average equity[3]	9.52%	8.79%	7.48%	9.91%	11.47%
Return on average tangible common equity1 3	13.87%	13.08%	10.73%	13.13%	15.31%
Net interest margin1 3	3.14%	3.15%	3.21%	3.27%	3.55%

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Profitability (operating)
Diluted earnings per share[1]	$0.68	$0.72	$0.84	$0.80	$0.88
Return on average assets1 3	0.97%	0.99%	1.19%	1.17%	1.31%
Return on average equity1 3	9.04%	9.79%	11.65%	11.40%	12.95%
Return on average tangible common equity1 3	13.20%	14.49%	16.43%	15.08%	17.27%

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Balance sheet data
Short-term interest-bearing accounts	$156,632	$31,378	$459,296	$31,878	$68,045
Securities available for sale	1,418,471	1,430,858	1,399,032	1,453,926	1,512,008
Securities held to maturity	890,863	905,267	914,520	912,876	906,824
Net loans	9,572,777	9,536,313	9,552,774	8,257,724	8,164,328
Total assets	13,439,199	13,309,040	13,827,628	11,890,497	11,839,730
Total deposits	11,195,289	10,968,994	11,401,452	9,529,919	9,681,205
Total borrowings	518,190	637,387	740,603	880,518	703,248
Total liabilities	11,997,784	11,883,349	12,464,807	10,680,004	10,628,071
Stockholders’ equity	1,441,415	1,425,691	1,362,821	1,210,493	1,211,659

Capital
Equity to assets	10.73%	10.71%	9.86%	10.18%	10.23%
Tangible equity ratio[1]	7.98%	7.93%	7.15%	7.95%	7.99%
Book value per share	$30.57	$30.26	$28.94	$28.26	$28.24
Tangible book value per share[2]	$22.07	$21.72	$20.39	$21.55	$21.52
Leverage ratio	10.09%	9.71%	10.23%	10.51%	10.43%
Common equity tier 1 capital ratio	11.68%	11.57%	11.31%	12.29%	12.28%
Tier 1 capital ratio	12.61%	12.50%	12.23%	13.35%	13.34%
Total risk-based capital ratio	14.87%	14.75%	14.45%	15.50%	15.53%
Common stock price (end of period)	$36.68	$41.91	$31.69	$31.85	$33.71

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Asset quality
Nonaccrual loans	$35,189	$34,213	$20,736	$16,931	$16,284
90 days past due and still accruing	2,600	3,661	3,528	2,755	2,328
Total nonperforming loans	37,789	37,874	24,264	19,686	18,612
Other real estate owned	-	-	-	179	105
Total nonperforming assets	37,789	37,874	24,264	19,865	18,717
Allowance for loan losses	115,300	114,400	114,601	100,400	100,250

Asset quality ratios
Allowance for loan losses to total loans	1.19%	1.19%	1.19%	1.20%	1.21%
Total nonperforming loans to total loans	0.39%	0.39%	0.25%	0.24%	0.23%
Total nonperforming assets to total assets	0.28%	0.28%	0.18%	0.17%	0.16%
Allowance for loan losses to total nonperforming loans	305.12%	302.05%	472.31%	510.01%	538.63%
Past due loans to total loans[4]	0.33%	0.32%	0.49%	0.45%	0.30%
Net charge-offs to average loans[3]	0.19%	0.22%	0.18%	0.17%	0.19%

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Loan net charge-offs by line of business
Commercial	$772	$1,107	$(344)	$92	$(252)
Residential real estate and home equity	(32)	11	(75)	(43)	80
Indirect auto	665	399	451	273	423
Residential solar	1,211	1,081	1,253	581	656
Other consumer	2,063	2,729	2,919	2,553	2,904
Total loan net charge-offs	$4,679	$5,327	$4,204	$3,456	$3,811

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.79%	0.84%	0.87%	0.86%	0.85%
Commercial real estate	0.97%	0.99%	1.00%	0.93%	0.93%
Residential real estate	0.89%	0.84%	0.79%	0.73%	0.73%
Auto	0.81%	0.83%	0.82%	0.80%	0.77%
Residential solar	3.58%	3.28%	3.19%	3.09%	3.04%
Other consumer	4.24%	4.70%	5.23%	5.98%	6.19%
Total	1.19%	1.19%	1.19%	1.20%	1.21%

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Loans by line of business
Commercial & industrial	$1,353,446	$1,354,248	$1,424,579	$1,319,093	$1,278,291
Commercial real estate	3,646,739	3,626,910	3,575,595	2,884,264	2,845,631
Residential real estate	2,133,289	2,125,804	2,111,670	1,666,204	1,651,918
Home equity	328,673	337,214	340,777	310,897	308,219
Indirect auto	1,190,734	1,130,132	1,099,558	1,048,739	1,031,315
Residential solar	896,147	917,755	934,082	926,365	920,084
Other consumer	139,049	158,650	181,114	202,562	229,120
Total loans	$9,688,077	$9,650,713	$9,667,375	$8,358,124	$8,264,578

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2024	2023
Assets
Cash and due from banks	$162,460	$173,811
Short-term interest-bearing accounts	156,632	31,378
Equity securities, at fair value	39,470	37,591
Securities available for sale, at fair value	1,418,471	1,430,858
Securities held to maturity (fair value $793,319 and $814,524, respectively)	890,863	905,267
Federal Reserve and Federal Home Loan Bank stock	37,336	45,861
Loans held for sale	3,263	3,371
Loans	9,688,077	9,650,713
Less allowance for loan losses	115,300	114,400
Net loans	$9,572,777	$9,536,313
Premises and equipment, net	80,239	80,675
Goodwill	361,851	361,851
Intangible assets, net	38,968	40,443
Bank owned life insurance	267,476	265,732
Other assets	409,393	395,889
Total assets	$13,439,199	$13,309,040

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$3,359,789	$3,413,829
Savings, NOW and money market	6,467,364	6,230,456
Time	1,368,136	1,324,709
Total deposits	$11,195,289	$10,968,994
Short-term borrowings	267,134	386,651
Long-term debt	29,759	29,796
Subordinated debt, net	120,101	119,744
Junior subordinated debt	101,196	101,196
Other liabilities	284,305	276,968
Total liabilities	$11,997,784	$11,883,349

Total stockholders’ equity	$1,441,415	$1,425,691

Total liabilities and stockholders’ equity	$13,439,199	$13,309,040

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, in thousands except per share data)

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income
Interest and fees on loans	$133,146	$132,738	$122,097	$106,935	$100,899
Securities available for sale	7,124	7,208	7,495	7,493	7,616
Securities held to maturity	5,303	5,374	5,281	4,991	5,035
Other	1,364	5,594	2,221	1,170	642
Total interest, fee and dividend income	$146,937	$150,914	$137,094	$120,589	$114,192
Interest expense
Deposits	$44,339	$42,753	$30,758	$19,986	$11,144
Short-term borrowings	3,421	4,951	7,612	8,126	4,919
Long-term debt	290	294	294	290	47
Subordinated debt	1,800	1,795	1,612	1,335	1,334
Junior subordinated debt	1,913	1,948	1,923	1,767	1,682
Total interest expense	$51,763	$51,741	$42,199	$31,504	$19,126
Net interest income	$95,174	$99,173	$94,895	$89,085	$95,066
Provision for loan losses	$5,579	$5,126	$3,883	$3,606	$3,909
Provision for loan losses - acquisition day 1 non-PCD	-	-	8,750	-	-
Total provision for loan losses	$5,579	$5,126	$12,633	$3,606	$3,909
Net interest income after provision for loan losses	$89,595	$94,047	$82,262	$85,479	$91,157
Noninterest income
Service charges on deposit accounts	$4,117	$4,165	$3,979	$3,733	$3,548
Card services income	5,195	5,360	5,503	5,121	4,845
Retirement plan administration fees	14,287	11,226	12,798	11,735	11,462
Wealth management	9,697	9,152	9,297	8,227	8,087
Insurance services	4,388	3,659	4,361	3,716	3,931
Bank owned life insurance income	2,352	1,776	1,568	1,528	1,878
Net securities gains (losses)	2,183	507	(183)	(4,641)	(4,998)
Other	3,173	2,643	2,913	2,626	2,656
Total noninterest income	$45,392	$38,488	$40,236	$32,045	$31,409
Noninterest expense
Salaries and employee benefits	$55,704	$50,013	$49,248	$46,834	$48,155
Technology and data services	9,750	10,174	9,677	9,305	9,007
Occupancy	8,098	7,175	7,090	6,923	7,220
Professional fees and outside services	4,853	5,115	4,149	4,159	4,178
Amortization of intangible assets	2,168	2,131	1,609	458	536
Reserve for unfunded loan commitments	(450)	300	460	(100)	(630)
Impairment of a minority interest equity investment	-	4,750	-	-	-
Acquisition expenses	-	254	7,917	1,189	618
Other	11,650	12,839	10,647	10,026	10,238
Total noninterest expense	$91,773	$92,751	$90,797	$78,794	$79,322
Income before income tax expense	$43,214	$39,784	$31,701	$38,730	$43,244
Income tax expense	9,391	9,338	7,095	8,658	9,586
Net income	$33,823	$30,446	$24,606	$30,072	$33,658
Earnings Per Share
Basic	$0.72	$0.65	$0.54	$0.70	$0.78
Diluted	$0.71	$0.64	$0.54	$0.70	$0.78

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q1 - 2024		Q4 - 2023		Q3 - 2023		Q2 - 2023		Q1 - 2023
Assets
Short-term interest-bearing accounts	$47,972	4.48%	$319,907	5.59%	$121,384	4.26%	$28,473	3.62%	$34,215	2.26%
Securities taxable[1]	2,278,029	1.91%	2,310,409	1.88%	2,364,809	1.90%	2,394,027	1.90%	2,442,732	1.92%
Securities tax-exempt 1 5	230,468	3.58%	232,575	3.51%	219,427	3.34%	201,499	2.83%	202,321	2.81%
FRB and FHLB stock	42,296	7.89%	47,994	8.98%	53,841	6.76%	51,454	7.12%	41,144	4.45%
Loans1 6	9,674,892	5.54%	9,653,191	5.47%	9,043,582	5.36%	8,307,894	5.17%	8,189,520	5.00%
Total interest-earning assets	$12,273,657	4.84%	$12,564,076	4.79%	$11,803,043	4.63%	$10,983,347	4.42%	$10,909,932	4.26%
Other assets	1,055,386		1,052,024		968,220		835,424		836,879
Total assets	$13,329,043		$13,616,100		$12,771,263		$11,818,771		$11,746,811
Liabilities and stockholders’ equity
Money market deposit accounts	$3,129,160	3.56%	$3,045,531	3.43%	$2,422,451	2.91%	$2,113,965	2.30%	$2,081,210	1.22%
NOW deposit accounts	1,600,288	0.75%	1,645,401	0.80%	1,513,420	0.57%	1,463,953	0.38%	1,598,834	0.36%
Savings deposits	1,607,659	0.04%	1,666,915	0.04%	1,707,094	0.04%	1,708,874	0.03%	1,781,465	0.03%
Time deposits	1,352,559	4.00%	1,343,548	3.81%	1,178,352	3.60%	856,305	2.97%	639,645	2.10%
Total interest-bearing deposits	$7,689,666	2.32%	$7,701,395	2.20%	$6,821,317	1.79%	$6,143,097	1.30%	$6,101,154	0.74%
Federal funds purchased	19,769	5.53%	217	5.48%	6,033	5.39%	48,407	5.35%	44,334	4.92%
Repurchase agreements	82,419	1.55%	82,387	1.59%	71,516	1.40%	55,627	1.08%	71,340	0.08%
Short-term borrowings	213,390	5.34%	345,250	5.31%	540,380	5.34%	557,818	5.27%	357,200	4.96%
Long-term debt	29,772	3.92%	29,809	3.91%	29,800	3.91%	29,773	3.91%	7,299	2.61%
Subordinated debt, net	119,873	6.04%	119,531	5.96%	109,160	5.86%	97,081	5.52%	96,966	5.58%
Junior subordinated debt	101,196	7.60%	101,196	7.64%	101,196	7.54%	101,196	7.00%	101,196	6.74%
Total interest-bearing liabilities	$8,256,085	2.52%	$8,379,785	2.45%	$7,679,402	2.18%	$7,032,999	1.80%	$6,779,489	1.14%
Demand deposits	3,356,607		3,535,815		3,498,424		3,316,955		3,502,489
Other liabilities	286,749		326,857		287,751		251,511		274,517
Stockholders’ equity	1,429,602		1,373,643		1,305,686		1,217,306		1,190,316
Total liabilities and stockholders’ equity	$13,329,043		$13,616,100		$12,771,263		$11,818,771		$11,746,811
Interest rate spread		2.32%		2.34%		2.45%		2.62%		3.12%
Net interest margin (FTE)[1]		3.14%		3.15%		3.21%		3.27%		3.55%

1 The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands except per share data)

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Operating net income
Net income	$33,823	$30,446	$24,606	$30,072	$33,658
Acquisition expenses	-	254	7,917	1,189	618
Acquisition-related provision for credit losses	-	-	8,750	-	-
Acquisition-related reserve for unfunded loan commitments	-	-	836	-	-
Impairment of a minority interest equity investment	-	4,750	-	-	-
Securities (gains) losses	(2,183)	(507)	183	4,641	4,998
Adjustments to net income	$(2,183)	$4,497	$17,686	$5,830	$5,616
Adjustments to net income (net of tax)	$(1,703)	$3,435	$13,730	$4,525	$4,341
Operating net income	$32,120	$33,881	$38,336	$34,597	$37,999
Operating diluted earnings per share	$0.68	$0.72	$0.84	$0.80	$0.88

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
FTE adjustment
Net interest income	$95,174	$99,173	$94,895	$89,085	$95,066
Add: FTE adjustment	658	669	568	402	395
Net interest income (FTE)	$95,832	$99,842	$95,463	$89,487	$95,461
Average earning assets	$12,273,657	$12,564,076	$11,803,043	$10,983,347	$10,909,932
Net interest margin (FTE)[3]	3.14%	3.15%	3.21%	3.27%	3.55%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Tangible equity to tangible assets
Total equity	$1,441,415	$1,425,691	$1,362,821	$1,210,493	$1,211,659
Intangible assets	400,819	402,294	402,745	287,701	288,159
Total assets	$13,439,199	$13,309,040	$13,827,628	$11,890,497	$11,839,730
Tangible equity to tangible assets	7.98%	7.93%	7.15%	7.95%	7.99%

	2024	2023
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Return on average tangible common equity
Net income	$33,823	$30,446	$24,606	$30,072	$33,658
Amortization of intangible assets (net of tax)	1,626	1,599	1,206	344	402
Net income, excluding intangibles amortization	$35,449	$32,045	$25,812	$30,416	$34,060

Average stockholders’ equity	$1,429,602	$1,373,643	$1,305,686	$1,217,306	$1,190,316
Less: average goodwill and other intangibles	401,756	401,978	350,912	287,974	288,354
Average tangible common equity	$1,027,846	$971,665	$954,774	$929,332	$901,962
Return on average tangible common equity[3]	13.87%	13.08%	10.73%	13.13%	15.31%

2 Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.
3 Annualized.
4 Total past due loans, defined as loans 30 days or more past due and in an accrual status.
5 Securities are shown at average amortized cost.
6 For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.